                                                                    EXHIBIT 10.2

                      10.25% SENIOR UNSECURED DISCOUNT NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF THIS NOTE SHALL BE MADE, AND NO ATTEMPTED TRANSFER SHALL BE EFFECTIVE, UNLESS THE REQUESTED TRANSFER DOES NOT VIOLATE THE TERMS OF THE ACT OR ANY APPLICABLE STATE SECURITIES LAW.

Initial Accreted Value: $400,000,000                          New York, New York
Accreted Value at Maturity: $596,634,087              Issue Date: August 5, 2003
Maturity Date: August 5, 2011

         For value received, Crown Media Holdings, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of HC Crown Corp, a Delaware corporation ("HCC"), (a) the Accreted Value (as defined below) of this note (the "Note"), plus all accrued and unpaid interest thereon, on the Maturity Date (as defined in the Purchase Agreement (as defined below)) and (b) interest on the Accreted Value of this Note on each applicable Interest Payment Date (as defined below) in accordance with Section 2 hereof.

         This Note is delivered in connection with that certain Note Purchase Agreement, dated as of August 1, 2003, among the Company, its subsidiaries named therein and HCC (the "Purchase Agreement") and is issued under and subject to the terms, provisions and conditions of the Purchase Agreement. Reference is hereby made to the Purchase Agreement for a full statement of the respective rights, limitations of rights and duties of the Company and HCC and the terms under which the Note is issued and delivered. Capitalized terms used in this Note and not defined herein shall have the meanings set forth in the Purchase Agreement.

1. MATURITY DATE; PAYMENT OF ACCRETED VALUE. Subject to Section 6 hereof, the Maturity Date of the Note shall be August 5, 2011. On the Maturity Date, the Company shall pay to HCC the Accreted Value of the Note, plus all accrued and unpaid interest thereon.

2.       INTEREST.

         (a) Accretion. The Note will accrete at a rate of 10.25% per annum, compounded semi-annually, from and including the Closing Date to and excluding August 5, 2007. "Accreted Value" means, as of any specified date, the amount provided below:

                (i) if the specified date occurs on one of the following semi-annual accrual dates, the Accreted Value will equal the amount set forth below for such semi-annual accrual date:

              Semi-Annual                                Accreted
              Accrual Date                                 Value
-------------------------------------------           ---------------
Closing Date...............................           $400,000,000.00
     February 5, 2004......................            420,500,000.00
     August 5, 2004........................            442,050,625.00

     February 5, 2005......................            464,705,720.00
     August 5, 2005........................            488,521,888.00
     February 5, 2006......................            513,558,634.00
     August 5, 2006........................            539,878,514.00
     February 5, 2007......................            567,547,288.00
     August 5, 2007........................            596,634,087.00

                 (ii) if the specified date occurs between two semi-annual accrual dates, the Accreted Value will equal to the sum of (A) the Accreted Value for the semi-annual accrual date immediately preceding such specified date and (B) an amount equal to the product of (x) the Accreted Value for the immediately following semi-annual accrual date less the Accreted Value for the immediately preceding semi-annual accrual date multiplied by (y) a fraction, the numerator of which is the number of days elapsed from the immediately preceding semi-annual accrual date to and excluding the specified date, using a 360-day year of 12 30-day months, and the denominator of which is 180 (or, if the semi-annual accrual date immediately preceding the specified date is the Closing Date, the denominator of which is the number of days from and including the Closing Date to and excluding the next semi-annual accrual date); or

                 (iii) if the specified date occurs after August 5, 2007, the Accreted Value will equal $596,634,087, less the Accreted Value of any portion of the Note which has been redeemed pursuant to Section 3 hereof prior to such specified date.

        (b) Cash Interest. Cash interest on the Accreted Value of the Note will accrue at a rate of 10.25% per annum from and including August 5, 2007 to and including the Maturity Date, and will be paid by the Company to HCC semiannually in arrears on February 5 and August 5, commencing February 5, 2008, or if any such day is not a Business Day, the next succeeding Business Day (each an "Interest Payment Date").

        (c) Default Rate. Notwithstanding anything to the contrary herein, upon the occurrence of and during the continuation of an Event of Default, the Note will accrete or cash interest will accrue, as applicable, at the rate of 12.25% per annum.

        (d) Miscellaneous. Interest will be computed on the basis of a 360-day year of twelve 30-day months. If any provisions of this Note would require the Company to pay interest hereon at a rate exceeding the highest rate allowed by applicable law, the Company shall instead pay interest under this Note at the highest rate permitted by applicable law.

3. OPTIONAL REDEMPTION. The Company may not redeem the Note prior to August 5, 2004. From and after August 5, 2004, the Company may redeem all or any part of the Note upon not less than 30 nor more than 60 days' notice, at a price equal to 100% of the Accreted Value of the portion of the Note redeemed, plus accrued and unpaid interest, if any, thereon, to the applicable redemption date.

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4.       MANDATORY REDEMPTION. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Note.

5. METHOD OF PAYMENT. All payments due hereunder shall be made by wire transfer of immediately available funds to an account specified by HCC at least two Business Days in advance of the applicable payment date. Each such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

6. DEFAULTS AND REMEDIES. If an Event of Default occurs and is continuing, HCC may declare the Accreted Value of and any accrued and unpaid interest on the Note and all other amounts payable hereunder or under the Purchase Agreement to be due and payable, whereupon the same shall become and be due and payable, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything in this Note or in the Purchase Agreement to the contrary notwithstanding. If an Event of Default under Sections 8.1(d) or 8.1(e) of the Purchase Agreement occurs, the Note shall ipso facto become and be immediately due and payable in an amount equal to the Accreted Value plus any accrued and unpaid interest on the Note without any declaration or other act on the part of HCC.

7.       MISCELLANEOUS.

         (a) Setoffs. All payments under this Note shall be made without any offset, counterclaim or deduction of any kind. Any amount owing by the Company under this Note shall not be reduced in any way by any outstanding obligations of HCC or any of its Affiliates to the Company, whether such obligations are monetary or otherwise.

         (b) Waiver. No delay or omission to exercise any right, power or remedy accruing to HCC, upon any breach or default of the Company under this Note, shall impair any such right, power or remedy of HCC nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring or any waiver of any other breach or default theretofore or thereafter occurring. The acceptance at any time by HCC of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable. Any waiver, permit, consent or approval of any kind or character on the part of HCC of any breach of default under this Note or any waiver on the part of HCC of any provisions or conditions of this Note, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Note, or by law or otherwise afforded to HCC shall be cumulative and not alternative.

         (c) Successors and Assigns. HCC may assign this Note and its rights hereunder to any Person. This Note shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Note shall create or be deemed to create any third party beneficiary rights in any Person not a party to this Note.

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         (d)      Waiver of Presentment. The Company hereby waives presentment, demand, protest, notice of dishonor, diligence and all other notices, any release or discharge arising from any extension of time, discharge of a prior party, release of any or all of any security given from time to time for this Note, or other cause of release or discharge other than actual payment in full hereof.

         (e) Attorneys Fees. It is expressly agreed that if this Note or the Purchase Agreement is referred to an attorney or if suit is brought to collect or interpret this Note, the Purchase Agreement or any part hereof or thereof or to enforce or protect any rights conferred upon HCC hereby or thereby or any other document evidencing this Note, then the Company promises and agrees to pay all costs, including attorneys' fees, incurred by HCC or any of its Affiliates.

         (f) Notice. All notices and other communications to be given or made pursuant to this Note shall be made in accordance with
                  Section 10.7 of the Purchase Agreement.

         (g) Governing Law. This Note and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such State, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America, and shall be construed as if drafted equally by the parties. The Company agrees to submit to personal jurisdiction and to waive any objection as to venue in the federal or New York State courts located in the County of New York, State of New York. Service of process on HCC or the Company in any action arising out of or relating to this Note shall be effective if mailed to such party at the address listed or referenced in Section 10.7 of the Purchase Agreement. The Company waives all right to trial by jury in any action or proceeding to enforce or defend any rights under this Note.

         (h) Severability. If any paragraph, provision or clause of this Note shall be found or be held to be illegal, invalid or unenforceable, the remainder of this Note shall be valid and enforceable and the parties shall negotiate in good faith a substitute, valid and enforceable provision that most nearly effects the parties' intent in entering into this Note.

         (i) Section and Other Headings. The section and other headings contained in this Note are for reference purposes only and shall not affect the meaning or interpretation of this Note.

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         IN WITNESS WHEREOF, the Company has executed this Note as of the date first above written.

                                             CROWN MEDIA HOLDINGS, INC.

                                             By: /s/ WILLIAM J. ALIBER
                                                 --------------------------
                                             Name: William J. Aliber
                                             Title: Chief Financial Officer

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